PROMISSORY NOTE

                                (Line of Credit)

                                   DRAW NO. 02


$25,000,000.00                                 Note No.: _______________________

                                               Farmington Hills, Michigan

Due Date: March 1, 2001                        Dated: March 4, 1998


     FOR VALUE RECEIVED on the Due Date, the undersigned, jointly and severally (the "Borrower"), promise to pay to the order of MICHIGAN NATIONAL BANK, a national banking association (the "Bank"), at its office set forth below or at such other place as Bank may designate in writing, the principal sum of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) or such lesser sum as shall have been advanced by Bank to Borrower under the loan account hereinafter described, plus interest as hereinafter provided, all in lawful money of the United States of America. The unpaid principal balance of this promissory note ("Note") shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest (the "Effective Interest Rate") which is equal to either:

     A. Variable Rate Option: Variable rate option shall be one-quarter percent (0.25%) per annum less than that rate of interest established by Bank as its Prime Rate (the "Index"), as such Index may vary from time to time. Borrower understands and agrees that the Effective Interest Rate payable to Bank under this Note shall be determined by reference to the Index and not by reference to the actual rate of interest charged by the Bank to any particular borrower(s). If the Index shall be increased or decreased, the Effective Interest Rate under this Note shall be increased or decreased by the same amount, effective upon the day of each increase or decrease in the Index.

          OR

     B. LIBOR Option: One and three-quarters percent (1.75%) per annum in excess of LIBOR, as defined in the Addendum to Promissory Note (LIBOR Rate Loans) annexed hereto and incorporated herein. LIBOR shall be fixed during each LIBOR Interest Period, but shall vary from LIBOR Interest Period to LIBOR Interest Period. Borrower shall notify Bank of the Interest Rate selected at (i) the time of each Advance on the Line of Credit Loan, and (ii) three (3) business days prior to the expiration of the LIBOR Interest Period, Borrower shall notify Bank, in writing or verbally (and subsequently confirmed in writing), of which rate shall apply to the Loan after the expiration of the LIBOR Interest Period. If Borrower fails to provide three (3) business days notice of its intended interest rate, then the amount of such Advance shall bear interest at the Variable Rate Option. Borrower shall have no right to have the LIBOR Option apply to any portion of this Note if an Event of Default has occurred and is continuing. Borrower may not elect a LIBOR Option if the corresponding interest period would extend beyond the due date of this Note.

     Interest on all principal amounts advanced by Bank from time to time and unpaid by Borrower shall be paid on the first day of April, 1998, and on the first day of each month thereafter.

     Advances of principal, repayment, and readvances may be made under this Note from time to time, but Bank, in its sole discretion, may refuse to make advances or readvances hereunder during any period(s) this Note is in default. All advances made hereunder shall be charged to a loan account in Borrower's name on Bank's books, and Bank shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. From time to time, Bank shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Bank receives a written statement of exceptions from Borrower within ten (10) business days after such statement has been furnished.

     For any portion of this Note in which the Variable Rate Option is in effect, this Note may be paid in full or in part without payment of any prepayment fee. For any portion of this Note in which the LIBOR Option is in effect, this Note may be paid in full or in part in accordance with the attached "Addendum To Promissory Note (LIBOR Rate Loans)". All payments received shall, at the option of the Bank, first be applied against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks. Borrower shall not be required to pay interest at a rate greater than the maximum allowed by law and any interest payment received by Bank which exceeds the maximum legal rate shall be automatically credited upon the unpaid principal balance of this Note. If the Bank determines the Effective Interest Rate is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note shall, at Bank's option, become immediately due and payable.

10015 (04/95)                             (c) 1995 MICHIGAN NATIONAL CORPORATION

     Upon the occurrence of any of the Events of Default described in the Amended and Restated Business Loan Agreement, executed contemporaneously herewith, the Bank, at its option, and without notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Bank, to be immediately due and payable.

     Upon the occurrence of any Event of Default, or upon non-payment of this Note after demand, the unpaid principal balance of this Note shall bear interest at a rate which is two percent (2%) greater than the Effective Interest Rate otherwise applicable. If any payment under this Note is not paid within ten (10) days after the date due, at the option of Bank a late charge of not more than five cents ($.05) for each dollar of the installment past due may be charged by Bank. In addition to any other security interest granted, Borrower hereby grants Bank a security interest in all of Borrower's bank deposits, instruments, negotiable documents, and chattel paper which at any time are in the possession or control of Bank, and after the occurrence of any Event of Default, Bank may apply its own indebtedness or liability to Borrower or any guarantor to any indebtedness due under this Note. Borrower agrees to pay all of the Bank's costs incurred in the collection of this Note, including reasonable attorney fees.

     Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Bank's acceptance of any such partial payment shall not constitute a waiver of Bank's right to receive the entire amount due. Borrower and all guarantors of this Note do hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Bank diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of the Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note shall be deemed to have been executed in Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

This Note is secured by:

     Business Loan Agreement dated March 4, 1998

     Two (2) Security Agreements, both dated March 4, 1998

     Reference is hereby made to the document(s) and agreement(s) described above (the "Related Documents") for additional terms and conditions relating to this Note.


                                       BORROWER:

                                       CENTURY SUPPLY CORP.,
                                       a Michigan corporation
Borrower Address:

                                       By: /s/ Wayne R. Miller
31691 Dequindre Road                       ----------------------------------
Madison Heights, MI. 48071                 Wayne R. Miller
                                       Its:  President

                                       Tax ID No.:  38-1775601
Bank Address:

27777 Inkster Road [10-36]
Farmington Hills, MI. 48333-9065

10015 (04/95)                             (c) 1995 MICHIGAN NATIONAL CORPORATION

                           ADDENDUM TO PROMISSORY NOTE
                               (LIBOR Rate Loans)
                                  (Draw No. 02)

     For any portion of the promissory note, in which the LIBOR Option is in effect, then this Addendum is an integral part of and shall be construed with a promissory note ("Note") of even date wherein CENTURY SUPPLY CORP., a Michigan corporation (therein and herein "Borrower") is the maker and Michigan National Bank, a national banking association (therein and herein "Bank") is the payee. All terms and conditions of the Note are incorporated by this reference herein.

     PERMITTED PREPAYMENTS. For those advances made under the Note for which the Borrower has elected the LIBOR Option, Borrower may make additional principal payment(s) ("Permitted Prepayment(s)") upon the Note at any time prior to the Due Date, either in full or in any lesser portion which is Five Thousand Dollars ($5,000.00), or more, but only if Borrower delivers to the Bank (a) at least one
(1) Business Day prior to the Early Termination Date, written notice addressed to the Bank's assigned account officer stating the amount to be paid on the Early Termination Date, and (b) on the Early Termination Date, payment in full of the Early Termination Amount and all additional principal, accrued interest, fees and charges then due upon the Note or any Related Document and the Yield Maintenance Payment described below. All Permitted Prepayments will be credited as of the last day of the Interest Period in which the Early Termination Date occurs, without regard to the actual date of Bank's receipt.

     YIELD MAINTENANCE PAYMENT AFTER ACCELERATION OF DUE DATE. If Bank accelerates the Due Date of the Note after an Event of Default occurs on a day which is not the last day of an Interest Period, Borrower will pay to Bank the Yield Maintenance Payment described below as well as all other amounts due and payable under the Note.

           ADDITIONAL DEFINITIONS APPLICABLE TO THIS NOTE AND ADDENDUM

     "Business Day" means a day on which the Commercial Loan Department of the Bank is open for normal commercial business transactions, and, whenever the Note bears interest determined by reference to LIBOR, relative to any determination of the date the Note is made or continued, or of the date any required notice is to be given or LIBOR rate determination is to be made, a day on which dealings in U.S. dollar currency are carried on in the London interbank market.

     "Early Termination Amount" means, as the case may be, (a) a Permitted Prepayment, or (b) the unpaid balance of the Note on the date Bank accelerates its Due Date after an Event of Default.

     "Early Termination Date" means, as the case may be, (a) a Business Day, prior to the last Business Day of an Interest Period, on which Borrower elects to make a Permitted Prepayment, or (b) the date Bank accelerates the Due Date of the Note after an Event of Default.

     "Interest Period" means, relative to any Note which bears interest determined with reference to LIBOR, the period commencing with, and including, the date the Note is made or continued as, or converted into, a Note which bears interest determined with reference to LIBOR, and ending on, but excluding, the calendar day which numerically corresponds to such date one (1), two (2), three
(3) or six (6) calendar months thereafter; provided, however, that:

     (a) if there exists no numerically corresponding calendar day in such month, such Interest Period shall end on the last Business Day in that month; and,

     (b) if any Interest Period otherwise would end on a day which is later than the date the Loan is scheduled to mature, that Interest Period will end on the date the Loan is scheduled to mature and LIBOR will be determined for the actual number of days of that Interest Period as though the Interest Period were a period of one (1), two (2), three
          (3) or six (6) calendar months, whichever most nearly approximates the length of such Interest Period, or in the event that two (2) such Interest Periods are equally proximate to such duration, then whichever such Interest Period as Bank elects.

     "LIBOR" means (A) the London Interbank Offered Rate, determined for any Interest Period as the arithmetic mean, expressed as a decimal truncated to the nearest one-hundredth of a percent, of interbank per annum rates offered by major banks in the London, United Kingdom market at 11:00 a.m. London Time two
(2) Business Days immediately preceding the commencement of the Interest Period for immediately available U.S. dollar denominated deposits delivered on the first day of the Interest Period for the number of days comprised therein, as referenced and reported by one of the following sources, selected by Bank on an availability basis in descending order of priority: (1) the Dow Jones Telerate System "LIBO Page" report of such interest rates as determined by Reuter's News Service; (2) the Dow Jones Telerate System "Page 3750" report of such interest rates as determined by the British Bankers Association; or (3) the Wall Street Journal, Midwest Edition, report of such interest rate; or (4) any other generally accepted authoritative source as Bank may reference (the "Unadjusted LIBOR"); (B) AS ADJUSTED for the LIBOR Reserve, if any, in accordance with the formula:

     LIBOR = Unadjusted LIBOR / (1 - LIBOR Reserve).

LIBOR, as so determined, will be the fixed rate of interest referenced by the Note for each calendar day of such Interest Period. Bank's determination of LIBOR from time to time will be conclusive and binding on Borrower in the absence of manifest error.

                             [CONTINUED ON REVERSE]

10008LIB.MST (05/96)                      (c) 1996 MICHIGAN NATIONAL CORPORATION

  "LIBOR Reserve" means, with respect to any Interest Period for which LIBOR is the Index referenced when calculating the Effective Interest Rate, a per annum rate, expressed as a decimal truncated to the nearest one one-hundredth of a percent, equal to the maximum aggregate percentage, if any, in effect two (2) Business Days prior to the first day of such Interest Period, specified by regulations issued from time to time by the Board of Governors of the Federal Reserve System, or any successor agency, for determining reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) applicable to "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System. For purposes of this definition, every Loan for which the Effective Interest Rate during such Interest Period is to be calculated by reference to an Index which is LIBOR will be deemed a "Eurocurrency Liability" as defined in said Regulation D.

     "Redeployment  Rate" means LIBOR  determined  for a period of one (1),  two
(2), three (3) or six (6) calendar months, whichever most nearly corresponds to the hypothetical Interest Period commencing on an Early Termination Date and concluding on the last day of the LIBOR Interest Period in effect for the Note on the Early Termination Date.

     "Yield Maintenance Payment" means the amount which Borrower agrees to pay to the Bank as compensation for loss of income for which the Bank has bargained if Borrower does not pay the Note in accordance with its terms. The Bank will determine this amount (which determination will be conclusive unless the Bank is manifestly in error) as the product [i.e., (A) x (B) x (C) x (D)] of:

     (A)  the Early Termination Amount,

     (B) the excess (expressed as a decimal truncated to the nearest one ten thousandth of a percent), if any, of LIBOR determined for the Interest Period in effect for the Note on the Early Termination Date over the Redeployment Rate,

     (C)  one-three hundred sixtieth (1/360), and

     (D) the actual number of whole and partial calendar days which on, but excluding, the Early Termination Date remain until, and including, the last day of the Interest Period in effect for the Note on the Early Termination Date;

and discounting that product to present value at the Redeployment Rate; provided, that the minimum Yield Maintenance Payment will be $200.00.

                                       BORROWER:

                                       CENTURY SUPPLY CORP.,
                                       a Michigan corporation

                                       By: /s/ Wayne R. Miller
                                           ------------------------------------
                                           Wayne R. Miller
                                       Its:  President


Dated: March 4, 1998

10008LIB.MST (05/96)                      (c) 1996 MICHIGAN NATIONAL CORPORATION